Exhibit 10.6
Prepared by:
Andrew S. Begun, Esq.
Alston & Bird, LLP
2801 Townsgate Road, Suite 215
Westlake Village, California 91361

Signature of Preparer
After recording mail to:
PNC Bank, National Association
10731 Treena Street, Suite 101
San Diego, CA 92131
Attention: Kelli A. Tyler
PNC Loan No. 310401108
Fannie Mae No. 864670
Principal place of business:
26901 Agoura Rd., Suite 200
Calabasas Hills, California 91301
MULTIFAMILY MORTGAGE,
ASSIGNMENT OF RENTS
AND SECURITY AGREEMENT

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09
© 1998-2009 Fannie Mae

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page i
© 1998-2009 Fannie Mae

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page ii
© 1998-2009 Fannie Mae

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page iii
© 1998-2009 Fannie Mae

Page
43. ACCELERATION; REMEDIES	37

44. RELEASE	37

45. WAIVER OF HOMESTEAD	37

46. WAIVER OF CERTAIN OTHER LAWS	37

47. FUTURE ADVANCES	38

48. WAIVER OF TRIAL BY JURY	38

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page iv
© 1998-2009 Fannie Mae

MULTIFAMILY MORTGAGE,
ASSIGNMENT OF RENTS
AND SECURITY AGREEMENT
     THIS MULTIFAMILY MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (the “Instrument”) is dated as of the 4th day of May, 2011, and effective as of May 5, 2011, between SIR ARBOR POINTE, LLC, a limited liability company organized and existing under the laws of Delaware, and whose office address is 18100 Von Karman Avenue, Suite 500, Irvine, Orange County, California 92612, as mortgagor (“Borrower”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, whose principal place of business is 26901 Agoura Rd., Suite 200, Calabasas Hills, California 91301, as mortgagee (“Lender”).
     Borrower is indebted to Lender in the principal amount of $5,200,000.00, as evidenced by Borrower’s Multifamily Note payable to Lender dated as of the date of this Instrument, and maturing on June 1, 2018.
     TO SECURE TO LENDER the repayment of the Indebtedness, and all renewals, extensions and modifications of the Indebtedness, and the performance of the covenants and agreements of Borrower contained in the Loan Documents, Borrower mortgages, warrants, grants, conveys and assigns to Lender, with power of sale, the Mortgaged Property, including the Land located in Jefferson County, State of Kentucky, and described in Exhibit A attached to this Instrument.
     Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to mortgage, grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered. Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy issued to Lender contemporaneously with the execution and recordation of this Instrument and insuring Lender’s interest in the Mortgaged Property.
Covenants. Borrower and Lender covenant and agree as follows:
     1. DEFINITIONS.
     The following terms, when used in this Instrument (including when used in the above recitals), shall have the following meanings:
     (a) “Borrower” means all persons or entities identified as “Borrower” in the first paragraph of this Instrument, together with their successors and assigns.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 1
© 1998-2009 Fannie Mae

     (b) “Collateral Agreement” means any separate agreement between Borrower and Lender for the purpose of establishing replacement reserves for the Mortgaged Property, establishing a fund to assure completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged Property does not increase to a level specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account.
     (c) “Environmental Permit” means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.
     (d) “Event of Default” means the occurrence of any event listed in Section 22.
     (e) “Fixtures” means all property which is so attached to the Land or the Improvements as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.
     (f) “Governmental Authority” means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property.
     (g) “Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” within the meaning of any Hazardous Materials Law.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 2
© 1998-2009 Fannie Mae

     (h) “Hazardous Materials Laws” means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, and their state analogs.
     (i) “Impositions” and “Imposition Deposits” are defined in Section 7(a).
     (j) “Improvements” means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.
     (k) “Indebtedness” means the principal of, interest on, and all other amounts due at any time under, the Note, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 12 to protect the security of this Instrument.
     (l) [Intentionally omitted]
     (m) “Key Principal” means (A) the natural person(s) or entity identified as such at the foot of this Instrument; (B) the natural person or entity who signed either the Acknowledgement and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability or the Exceptions to Non-Recourse Guaranty (or is otherwise a guarantor on the Indebtedness); and (C) any person or entity who becomes a Key Principal after the date of this Instrument and is identified as such in an assumption agreement, or another amendment or supplement to this Instrument or who otherwise signs either the Acknowledgement and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability or Exceptions to Non-Recourse Guaranty (or any other guaranty of the Indebtedness).
     (n) “Land” means the land described in Exhibit A.
     (o) “Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.
     (p) “Lender” means the entity identified as “Lender” in the first paragraph of this Instrument and its successors and assigns, or any subsequent holder of the Note.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 3
© 1998-2009 Fannie Mae

     (q) “Loan Documents” means the Note, this Instrument, all guaranties, all indemnity agreements, all Collateral Agreements, O&M Programs, and any other documents now or in the future executed by Borrower, Key Principal, any guarantor or any other person in connection with the loan evidenced by the Note, as such documents may be amended from time to time.
     (r) “Loan Servicer” means the entity that from time to time is designated by Lender to collect payments and deposits and receive notices under the Note, this Instrument and any other Loan Document, and otherwise to service the loan evidenced by the Note for the benefit of Lender. Unless Borrower receives notice to the contrary, the Loan Servicer is the entity identified as “Lender” in the first paragraph of this Instrument.
     (s) “Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following:
(1)	the Land;

(2)	the Improvements;

(3)	the Fixtures;

(4)	the Personalty;

(5)	all current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefitting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

(6)	all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirement;

(7)	all awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 4
© 1998-2009 Fannie Mae

(8)	all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

(9)	all proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds;

(10)	all Rents and Leases;

(11)	all earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the loan secured by this Instrument and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents;

(12)	all Imposition Deposits;

(13)	all refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated);

(14)	all tenant security deposits which have not been forfeited by any tenant under any Lease; and

(15)	all names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.
     (t) “Note” means the Multifamily Note described on page 1 of this Instrument, including the Acknowledgment and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability (if any), and all schedules, riders, allonges and addenda, as such Multifamily Note may be amended from time to time.
     (u) “O&M Program” is defined in Section 18(a).
     (v) “Personalty” means all equipment, inventory, general intangibles which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, including furniture, furnishings, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software) and other tangible personal

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 5
© 1998-2009 Fannie Mae

property (other than Fixtures) which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, and any operating agreements relating to the Land or the Improvements, and any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land.
     (w) “Property Jurisdiction” is defined in Section 30(a).
     (x) “Rents” means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, including subsidy payments received from any sources (including, but not limited to payments under any Housing Assistance Payments Contract), parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and deposits forfeited by tenants.
     (y) “Taxes” means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land or the Improvements.
     (z) “Transfer” means (A) a sale, assignment, transfer, or other disposition (whether voluntary, involuntary or by operation of law); (B) the grant, creation, or attachment of a lien, encumbrance, or security interest (whether voluntary, involuntary or by operation of law); (C) the issuance or other creation of a direct or indirect ownership interest; or (D) the withdrawal, retirement, removal or involuntary resignation of any owner or manager of a legal entity.
     (aa) “Bankruptcy Event” means any one or more of the following: (i) the commencement of a voluntary case under one or more of the Insolvency Laws by the Borrower; (ii) the acknowledgment in writing by the Borrower that it is unable to pay its debts generally as they mature; (iii) the making of a general assignment for the benefit of creditors by the Borrower; (iv) an involuntary case under one or more Insolvency Laws against the Borrower; (v) the appointment of a receiver, liquidator, custodian, sequestrator, trustee or other similar officer who exercises control over the Borrower or any substantial part of the assets of the Borrower provided that any proceeding or case under (iv) or (v) above is not dismissed within 90 days after filing.
     (bb) “Borrower Affiliate” means, as to either Borrower or Key Principal, (i) any entity that directly or indirectly owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of Borrower or of Key Principal, (ii) any corporation 20 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by Borrower or by Key Principal, (iii) any partner, shareholder or, if a limited

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 6
© 1998-2009 Fannie Mae

liability company, member of Borrower or Key Principal, or (iv) any other entity that is related (to the third degree of consanguinity) by blood or marriage to Borrower or Key Principal.
     (cc) “Insolvency Laws” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., together with any other federal or state law affecting debtor and creditor rights or relating to the bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding, as amended from time to time, to the extent applicable to the Borrower.
     2. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.
     This Instrument is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subject to a security interest under the Uniform Commercial Code, whether acquired now or in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and Borrower hereby grants to Lender a security interest in the UCC Collateral. Borrower hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest and Borrower agrees, if Lender so requests, to execute and deliver to Lender such financing statements, continuation statements and amendments. Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements that Lender may require. Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the UCC Collateral. If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law. In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender’s other remedies. This Instrument constitutes a financing statement with respect to any part of the Mortgaged Property which is or may become a Fixture.
     3. ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION.
     (a) As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower. Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require. Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents shall not be deemed to be a part of the “Mortgaged Property,” as that term is defined in Section l(s). However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 7
© 1998-2009 Fannie Mae

Property Jurisdiction, then the Rents shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Instrument.
     (b) After the occurrence of an Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender, and Borrower shall, upon Borrower’s receipt of any Rents from any sources (including, but not limited to subsidy payments under any Housing Assistance Payments Contract), pay the total amount of such receipts to the Lender. However, until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Instrument. From and after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower’s license to collect Rents shall automatically terminate and Lender shall without notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid. Borrower shall pay to Lender upon demand all Rents to which Lender is entitled. At any time on or after the date of Lender’s demand for Rents, Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender, no tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower shall not interfere with and shall cooperate with Lender’s collection of such Rents.
     (c) Borrower represents and warrants to Lender that Borrower has not executed any prior assignment of Rents (other than an assignment of Rents securing indebtedness that will be paid off and discharged with the proceeds of the loan evidenced by the Note), that Borrower has not performed, and Borrower covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section 3, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any Rents for more than two months prior to the due dates of such Rents. Borrower shall not collect or accept payment of any Rents more than two months prior to the due dates of such Rents.
     (d) If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender’s security or the solvency of Borrower and even in the absence of waste, enter

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 8
© 1998-2009 Fannie Mae

upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable. Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender’s security, without regard to Borrower’s solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law. Lender or the receiver, as the case may be, shall be entitled to receive a reasonable fee for managing the Mortgaged Property. Immediately upon appointment of a receiver or immediately upon the Lender’s entering upon and taking possession and control of the Mortgaged Property, Borrower shall surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents. In the event Lender takes possession and control of the Mortgaged Property, Lender may exclude Borrower and its representatives from the Mortgaged Property. Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this Section 3 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.
     (e) If Lender enters the Mortgaged Property, Lender shall be liable to account only to Borrower and only for those Rents actually received. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under this Section 3, and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.
     (f) If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an additional part of the Indebtedness as provided in Section 12.
     (g) Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 9
© 1998-2009 Fannie Mae

     4. ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY.
     (a) As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower’s right, title and interest in, to and under the Leases, including Borrower’s right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower’s right, title and interest in, to and under the Leases. Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases shall not be deemed to be a part of the “Mortgaged Property,” as that term is defined in Section l(s). However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on the Leases in favor of Lender, which lien shall be effective as of the date of this Instrument.
     (b) Until Lender gives notice to Borrower of Lender’s exercise of its rights under this Section 4, Borrower shall have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Section or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease. Upon the occurrence of an Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall automatically terminate. Borrower shall comply with and observe Borrower’s obligations under all Leases, including Borrower’s obligations pertaining to the maintenance and disposition of tenant security deposits.
     (c) Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements. The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) shall not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses. Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Mortgaged Property. Prior to Lender’s actual entry into and taking possession of the Mortgaged Property, Lender shall not (i) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (ii) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or (iii) be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property. The execution of this Instrument by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking of possession.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 10
© 1998-2009 Fannie Mae

     (d) Upon delivery of notice by Lender to Borrower of Lender’s exercise of Lender’s rights under this Section 4 at any time after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately shall have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.
     (e) Borrower shall, promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect. All Leases for residential dwelling units shall be on forms approved by Lender, shall be for initial terms of at least six months and not more than two years, and shall not include options to purchase. If customary in the applicable market, residential Leases with terms of less than six months may be permitted with Lender’s prior written consent.
     (f) Borrower shall not lease any portion of the Mortgaged Property for non-residential use except with the prior written consent of Lender and Lender’s prior written approval of the Lease agreement. Borrower shall not modify the terms of, or extend or terminate, any Lease for non- residential use (including any Lease in existence on the date of this Instrument) without the prior written consent of Lender. Borrower shall, without request by Lender, deliver an executed copy of each non-residential Lease to Lender promptly after such Lease is signed. All non-residential Leases, including renewals or extensions of existing Leases, shall specifically provide that (1) such Leases are subordinate to the lien of this Instrument (unless waived in writing by Lender); (2) the tenant shall attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner; (3) the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request; (4) the Lease shall not be terminated by foreclosure or any other transfer of the Mortgaged Property; (5) after a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender’s or such purchaser’s option, accept or terminate such Lease; and (6) the tenant shall, upon receipt after the occurrence of an Event of Default of a written request from Lender, pay all Rents payable under the Lease to Lender.
     (g) Borrower shall not receive or accept Rent under any Lease (whether residential or non-residential) for more than two months in advance.
     5. PAYMENT OF INDEBTEDNESS; PERFORMANCE UNDER LOAN DOCUMENTS; PREPAYMENT PREMIUM.
     Borrower shall pay the Indebtedness when due in accordance with the terms of the Note and the other Loan Documents and shall perform, observe and comply with all other provisions of the Note and the other Loan Documents. Borrower shall pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender’s exercise of any right of acceleration of the Indebtedness, as provided in the Note.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 11
© 1998-2009 Fannie Mae

     6. EXCULPATION.
     Borrower’s personal liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Instrument is limited in the manner, and to the extent, provided in the Note.
     7. DEPOSITS FOR TAXES, INSURANCE AND OTHER CHARGES.
     (a) Borrower shall deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due (1) any water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property, (2) the premiums for fire and other hazard insurance, rent loss insurance and such other insurance as Lender may require under Section 19, (3) Taxes, and (4) amounts for other charges and expenses which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender’s interests, all as reasonably estimated from time to time by Lender. The amounts deposited under the preceding sentence are collectively referred to in this Instrument as the “Imposition Deposits”. The obligations of Borrower for which the Imposition Deposits are required are collectively referred to in this Instrument as “Impositions”. The amount of the Imposition Deposits shall be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added. Lender shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying Taxes, insurance premiums and each other obligation of Borrower for which Imposition Deposits are required. Any waiver by Lender of the requirement that Borrower remit Imposition Deposits to Lender may be revoked by Lender, in Lender’s discretion, at any time upon notice to Borrower.
     (b) Imposition Deposits shall be held in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency. Lender shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. Lender shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred and is continuing. Unless applicable law requires, Lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits. Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits as additional security for all of Borrower’s obligations under this Instrument and the other Loan Documents. Any amounts deposited with Lender under this Section 7 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under Section 7(e).
     (c) If Lender receives a bill or invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender. Lender shall have no obligation to pay

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 12
© 1998-2009 Fannie Mae

any Imposition to the extent it exceeds Imposition Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.
     (d) If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, Borrower shall pay to Lender the amount of the deficiency within 15 days after notice from Lender.
     (e) If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in any amounts and in any order as Lender determines, in Lender’s discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Lender shall refund to Borrower any Imposition Deposits held by Lender.
     8. COLLATERAL AGREEMENTS.
     Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.
     9. APPLICATION OF PAYMENTS.
     If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Neither Lender’s acceptance of an amount which is less than all amounts then due and payable nor Lender’s application of such payment in the manner authorized shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Instrument and the Note shall remain unchanged.
     10. COMPLIANCE WITH LAWS.
     Borrower shall comply with all laws, ordinances, regulations and requirements of any Governmental Authority and all recorded lawful covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, fair housing, zoning and land use, and Leases. Borrower also shall comply with all applicable laws that pertain to the maintenance and disposition of tenant security deposits. Borrower shall at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 10. Borrower shall take appropriate measures to prevent, and shall not engage in or knowingly permit, any illegal activities at the Mortgaged Property that could endanger tenants or visitors, result in

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 13
© 1998-2009 Fannie Mae

damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the lien created by this Instrument or Lender’s interest in the Mortgaged Property. Borrower represents and warrants to Lender that no portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.
     11. USE OF PROPERTY.
     Unless required by applicable law, Borrower shall not (a) except for any change in use approved by Lender, allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Instrument was executed, (b) convert any individual dwelling units or common areas to commercial use, (c) initiate or acquiesce in a change in the zoning classification of the Mortgaged Property, or (d) establish any condominium or cooperative regime with respect to the Mortgaged Property.
     12. PROTECTION OF LENDER’S SECURITY.
     (a) If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding (including a Bankruptcy Event) is commenced which purports to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender’s option may make such appearances, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including (1) payment of fees and out-of-pocket expenses of attorneys, accountants, inspectors and consultants, (2) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (3) procurement of the insurance required by Section 19, and (4) payment of amounts which Borrower has failed to pay under Sections 15 and 17.
     (b) Any amounts disbursed by Lender under this Section 12, or under any other provision of this Instrument that treats such disbursement as being made under this Section 12, shall be added to, and become part of, the principal component of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the “Default Rate”, as defined in the Note.
     (c) Nothing in this Section 12 shall require Lender to incur any expense or take any action.
     13. INSPECTION.
     Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 14
© 1998-2009 Fannie Mae

     14. BOOKS AND RECORDS; FINANCIAL REPORTING.
     (a) Borrower shall keep and maintain at all times at the Mortgaged Property or the management agent’s offices, and upon Lender’s request shall make available at the Mortgaged Property, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property, and copies of all written contracts, Leases, and other instruments which affect the Mortgaged Property. The books, records, contracts, Leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender.
     (b) Borrower shall furnish to Lender:
(1)	(i) except as provided in clause (ii) below, within 45 days after the end of each fiscal quarter of Borrower, a statement of income and expenses for Borrower’s operation of the Mortgaged Property on a year-to-date basis as of the end of each fiscal quarter, (ii) within 120 days after the end of each fiscal year of Borrower, (A) a statement of income and expenses for Borrower’s operation of the Mortgaged Property for such fiscal year, (B) a statement of changes in financial position of Borrower relating to the Mortgaged Property for such fiscal year, and (C) when requested by Lender, a balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of such fiscal year; and (iii) any of the foregoing at any other time upon Lender’s request;

(2)	(i) except as provided in clause (ii) below, within 45 days after the end of each fiscal quarter of Borrower, and (ii) within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender’s request, a rent schedule for the Mortgaged Property showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender;

(3)	within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender’s request, an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts;

(4)	within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender’s request, a statement that identifies all owners of any interest in Borrower and the interest held by each, if Borrower is a

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 15
© 1998-2009 Fannie Mae

corporation, all officers and directors of Borrower, and if Borrower is a limited liability company, all managers who are not members;
(5)	upon Lender’s request, a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender;

(6)	upon Lender’s request, a balance sheet, a statement of income and expenses for Borrower and a statement of changes in financial position of Borrower for Borrower’s most recent fiscal year; and

(7)	if required by Lender, within 30 days of the end of each calendar month, a monthly statement of income and expenses for such calendar month on a year-to-date basis for Borrower’s operation of the Mortgaged Property.
     (c) Each of the statements, schedules and reports required by Section 14(b) shall be certified to be complete and accurate by an individual having authority to bind Borrower, and shall be in such form and contain such detail as Lender may reasonably require. Lender also may require that any statements, schedules or reports be audited at Borrower’s expense by independent certified public accountants acceptable to Lender.
     (d) If Borrower fails to provide in a timely manner the statements, schedules and reports required by Section 14(b), Lender shall have the right to have Borrower’s books and records audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in Section 12.
     (e) If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.
     (f) Borrower authorizes Lender to obtain a credit report on Borrower at any time.
     15. TAXES; OPERATING EXPENSES.
     (a) Subject to the provisions of Section 15(c) and Section 15(d), Borrower shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.
     (b) Subject to the provisions of Section 15(c), Borrower shall pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including insurance

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 16
© 1998-2009 Fannie Mae

premiums, utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added.
     (c) As long as no Event of Default exists and Borrower has timely delivered to Lender any bills or premium notices that it has received, Borrower shall not be obligated to pay Taxes, insurance premiums or any other individual Imposition to the extent that sufficient Imposition Deposits are held by Lender for the purpose of paying that specific Imposition. If an Event of Default exists, Lender may exercise any rights Lender may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable. Lender shall have no liability to Borrower for failing to pay any Impositions to the extent that any Event of Default has occurred and is continuing, insufficient Imposition Deposits are held by Lender at the time an Imposition becomes due and payable or Borrower has failed to provide Lender with bills and premium notices as provided above.
     (d) Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (1) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (2) the Mortgaged Property is not in danger of being sold or forfeited, (3) Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (4) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of the reserves established by Borrower to pay the contested Imposition.
     (e) Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and if Borrower pays any Imposition directly, Borrower shall promptly furnish to Lender receipts evidencing such payments.
     16. LIENS; ENCUMBRANCES.
     Borrower acknowledges that, to the extent provided in Section 21, the grant, creation or existence of any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (a “Lien”) on the Mortgaged Property (other than the lien of this Instrument) or on certain ownership interests in Borrower, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the lien of this Instrument, is a “Transfer” which constitutes an Event of Default.
     17. PRESERVATION, MANAGEMENT AND MAINTENANCE OF MORTGAGED PROPERTY.
     (a) Borrower (1) shall not commit waste or permit impairment or deterioration of the Mortgaged Property, (2) shall not abandon the Mortgaged Property, (3) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 17
© 1998-2009 Fannie Mae

restoration or repair, (4) shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality, (5) shall provide for professional management of the Mortgaged Property by a residential rental property manager satisfactory to Lender under a contract approved by Lender in writing, and (6) shall give notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property except in connection with the replacement of tangible Personalty.
     (b) If, in connection with the making of the loan evidenced by the Note or at any later date, Lender waives in writing the requirement of Section 17(a)(5) above that Borrower enter into a written contract for management of the Mortgaged Property and if, after the date of this Instrument, Borrower intends to change the management of the Mortgaged Property, Lender shall have the right to approve such new property manager and the written contract for the management of the Mortgaged Property and require that Borrower and such new property manager enter into an Assignment of Management Agreement on a form approved by Lender. If required by Lender (whether before or after an Event of Default), Borrower will cause any Affiliate of Borrower to whom fees are payable for the management of the Mortgaged Property to enter into an agreement with Lender, in a form approved by Lender, providing for subordination of those fees and such other provisions as Lender may require. “Affiliate of Borrower” means any corporation, partnership, joint venture, limited liability company, limited liability partnership, trust or individual controlled by, under common control with, or which controls Borrower (the term “control” for these purposes shall mean the ability, whether by the ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to make management decisions on behalf of, or independently to select the managing partner of, a partnership, or otherwise to have the power independently to remove and then select a majority of those individuals exercising managerial authority over an entity, and control shall be conclusively presumed in the case of the ownership of 50% or more of the equity interests).
     18. ENVIRONMENTAL HAZARDS.
     (a) Except for matters covered by a written program of operations and maintenance approved in writing by Lender (an “O&M Program”) or matters described in Section 18(b), Borrower shall not cause or permit any of the following:
(1)	the presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials on or under the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property;

(2)	the transportation of any Hazardous Materials to, from, or across the Mortgaged Property;

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 18
© 1998-2009 Fannie Mae

(3)	any occurrence or condition on the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws; or

(4)	any violation of or noncompliance with the terms of any Environmental Permit with respect to the Mortgaged Property or any property of Borrower that is adjacent to the Mortgaged Property.
The matters described in clauses (1) through (4) above are referred to collectively in this Section 18 as “Prohibited Activities or Conditions”.
     (b) Prohibited Activities and Conditions shall not include the safe and lawful use and storage of quantities of (1) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (2) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Mortgaged Property; and (3) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.
     (c) Borrower shall take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Instrument) to prevent its employees, agents, and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions. Borrower shall not lease or allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.
     (d) If an O&M Program has been established with respect to Hazardous Materials, Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present on the Mortgaged Property to comply with the O&M Program. All costs of performance of Borrower’s obligations under any O&M Program shall be paid by Borrower, and Lender’s out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Borrower’s performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12.
     (e) Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing:
(1)	Borrower has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions;

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 19
© 1998-2009 Fannie Mae

(2)	to the best of Borrower’s knowledge after reasonable and diligent inquiry, no Prohibited Activities or Conditions exist or have existed;

(3)	except to the extent previously disclosed by Borrower to Lender in writing, the Mortgaged Property does not now contain any underground storage tanks, and, to the best of Borrower’s knowledge after reasonable and diligent inquiry, the Mortgaged Property has not contained any underground storage tanks in the past. If there is an underground storage tank located on the Property which has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws;

(4)	Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials. Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Mortgaged Property in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect;

(5)	no event has occurred with respect to the Mortgaged Property that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit;

(6)	there are no actions, suits, claims or proceedings pending or, to the best of Borrower’s knowledge after reasonable and diligent inquiry, threatened that involve the Mortgaged Property and allege, arise out of, or relate to any Prohibited Activity or Condition; and

(7)	Borrower has not received any complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property.
The representations and warranties in this Section 18 shall be continuing representations and warranties that shall be deemed to be made by Borrower throughout the term of the loan evidenced by the Note, until the Indebtedness has been paid in full.
     (f) Borrower shall promptly notify Lender in writing upon the occurrence of any of the following events:
(1)	Borrower’s discovery of any Prohibited Activity or Condition;

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 20
© 1998-2009 Fannie Mae

(2)	Borrower’s receipt of or knowledge of any complaint, order, notice of violation or other communication from any Governmental Authority or other person with regard to present or future alleged Prohibited Activities or Conditions or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property; and

(3)	any representation or warranty in this Section 18 becomes untrue after the date of this Agreement.
Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Instrument, the Note, or any other Loan Document.
     (g) Borrower shall pay promptly the costs of any environmental inspections, tests or audits (“Environmental Inspections”) required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender’s consent to any Transfer under Section 21, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist. Any such costs incurred by Lender (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12. The results of all Environmental Inspections made by Lender shall at all times remain the property of Lender and Lender shall have no obligation to disclose or otherwise make available to Borrower or any other party such results or any other information obtained by Lender in connection with its Environmental Inspections. Lender hereby reserves the right, and Borrower hereby expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by Lender with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any of Lender’s Environmental Inspections. Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any of its Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount which a party may bid at such sale. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results of any of its Environmental Inspections to any third party, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of, the delivery of any of Lender’s Environmental Inspections.
     (h) If any investigation, site monitoring, containment, clean-up, restoration or other remedial work (“Remedial Work”) is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property under any Hazardous Materials Law, Borrower shall, by the earlier of (1) the applicable deadline required by Hazardous Materials

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 21
© 1998-2009 Fannie Mae

Law or (2) 30 days after notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete the work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Indebtedness as provided in Section 12.
     (i) Borrower shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity or Condition.
     (j) Borrower shall indemnify, hold harmless and defend (i) Lender, (ii) any prior owner or holder of the Note, (iii) the Loan Servicer, (iv) any prior Loan Servicer, (v) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (vi) the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, the “Indemnitees”) from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including fees and out-of-pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:
(1)	any breach of any representation or warranty of Borrower in this Section 18;

(2)	any failure by Borrower to perform any of its obligations under this Section 18;

(3)	the existence or alleged existence of any Prohibited Activity or Condition;

(4)	the presence or alleged presence of Hazardous Materials on or under the Mortgaged Property or any property of Borrower that is adjacent to the Mortgaged Property; and

(5)	the actual or alleged violation of any Hazardous Materials Law.
     (k) Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees. However, any Indemnitee may elect to defend any claim or legal or administrative proceeding at the Borrower’s expense.
     (l) Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a “Claim”), settle or compromise the Claim if the settlement (1) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 22
© 1998-2009 Fannie Mae

Indemnitees, satisfactory in form and substance to Lender; or (2) may materially and adversely affect Lender, as determined by Lender in its discretion.
     (m) Lender agrees that the indemnity under this Section 18 shall be limited to the assets of Borrower and Lender shall not seek to recover any deficiency from any natural persons who are general partners of Borrower.
     (n) Borrower shall, at its own cost and expense, do all of the following:
(1)	pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Section 18;

(2)	reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Section 18; and

(3)	reimburse Indemnitees for any and all expenses, including fees and out-of- pocket expenses of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Section 18, or in monitoring and participating in any legal or administrative proceeding.
     (o) In any circumstances in which the indemnity under this Section 18 applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned), may settle or compromise any action or legal or administrative proceeding. Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, and the fees and out-of-pocket expenses of such attorneys and consultants.
     (p) The provisions of this Section 18 shall be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Section 18 without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one person or entity, the obligation of those persons or entities to indemnify the Indemnitees under this Section 18 shall be joint and several. The obligation of Borrower to indemnify the Indemnitees under this Section 18 shall survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of this Instrument.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 23
© 1998-2009 Fannie Mae

     19. PROPERTY AND LIABILITY INSURANCE.
     (a) Borrower shall keep the Improvements insured at all times against such hazards as Lender may from time to time require, which insurance shall include but not be limited to coverage against loss by fire and allied perils, general boiler and machinery coverage, and business income coverage. Lender’s insurance requirements may change from time to time throughout the term of the Indebtedness. If Lender so requires, such insurance shall also include sinkhole insurance, mine subsidence insurance, earthquake insurance, and, if the Mortgaged Property does not conform to applicable zoning or land use laws, building ordinance or law coverage. If any of the Improvements is located in an area identified by the Federal Emergency Management Agency (or any successor to that agency) as an area having special flood hazards, and if flood insurance is available in that area, Borrower shall insure such Improvements against loss by flood.
     (b) All premiums on insurance policies required under Section 19(a) shall be paid in the manner provided in Section 7, unless Lender has designated in writing another method of payment. All such policies shall also be in a form approved by Lender. All policies of property damage insurance shall include a non-contributing, non-reporting mortgage clause in favor of, and in a form approved by, Lender. Lender shall have the right to hold the original policies or duplicate original policies of all insurance required by Section 19(a). Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums. At least 30 days prior to the expiration date of a policy, Borrower shall deliver to Lender the original (or a duplicate original) of a renewal policy in form satisfactory to Lender.
     (c) Borrower shall maintain at all times commercial general liability insurance, workers’ compensation insurance and such other liability, errors and omissions and fidelity insurance coverages as Lender may from time to time require.
     (d) All insurance policies and renewals of insurance policies required by this Section 19 shall be in such amounts and for such periods as Lender may from time to time require, and shall be issued by insurance companies satisfactory to Lender.
     (e) Borrower shall comply with all insurance requirements and shall not permit any condition to exist on the Mortgaged Property that would invalidate any part of any insurance coverage that this Instrument requires Borrower to maintain.
     (f) In the event of loss, Borrower shall give immediate written notice to the insurance carrier and to Lender. Borrower hereby authorizes and appoints Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of property damage insurance, to appear in and prosecute any action arising from such property damage insurance policies, to collect and receive the proceeds of property damage insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 19 shall require Lender to incur any expense or take any action. Lender may, at Lender’s

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 24
© 1998-2009 Fannie Mae

option, (1) hold the balance of such proceeds to be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (the “Restoration”), or (2) apply the balance of such proceeds to the payment of the Indebtedness, whether or not then due. To the extent Lender determines to apply insurance proceeds to Restoration, Lender shall do so in accordance with Lender’s then-current policies relating to the restoration of casualty damage on similar multifamily properties.
     (g) Lender shall not exercise its option to apply insurance proceeds to the payment of the Indebtedness if all of the following conditions are met: (1) no Event of Default (or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing; (2) Lender determines, in its discretion, that there will be sufficient funds to complete the Restoration; (3) Lender determines, in its discretion, that the net operating income generated by the Mortgaged Property after completion of the Restoration will be sufficient to support a debt service coverage ratio not less than the greater of (A) the debt service coverage ratio as of the date of this Instrument (based on the final underwriting of the Mortgaged Property) or (B) the debt service coverage ratio immediately prior to the loss (in each case, Lender’s determination shall include all operating costs and other expenses, Imposition Deposits, deposits to reserves and loan repayment obligations relating to the Mortgaged Property); (4) Lender determines, in its discretion, that the Restoration will be completed before the earlier of (A) one year before the maturity date of the Note or (B) one year after the date of the loss or casualty; and (5) upon Lender’s request, Borrower provides Lender evidence of the availability during and after the Restoration of the insurance required to be maintained by Borrower pursuant to this Section 19.
     (h) If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.
     20. CONDEMNATION.
     (a) Borrower shall promptly notify Lender of any action or proceeding relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a “Condemnation”). Borrower shall appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney-in-fact for Borrower to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 20 shall require Lender to incur any expense or take any action. Borrower hereby transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 25
© 1998-2009 Fannie Mae

     (b) Lender may apply such awards or proceeds, after the deduction of Lender’s expenses incurred in the collection of such amounts, at Lender’s option, to the restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or any Collateral Agreement, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require.
     21. TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER.
     (a) The occurrence of any of the following events shall constitute an Event of Default under this Instrument:
     (1) a Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property;
     (2) a Transfer of a Controlling Interest in Borrower;
     (3) a Transfer of a Controlling Interest in any entity which owns, directly or indirectly through one or more intermediate entities, a Controlling Interest in Borrower;
     (4) a Transfer of all or any part of a Key Principal’s ownership interests in Borrower, or in any other entity which owns, directly or indirectly through one or more intermediate entities, an ownership interest in Borrower (other than a Transfer of an aggregate beneficial ownership interest in the Borrower of 49% or less of such Key Principal’s original ownership interest in the Borrower and which does not otherwise result in a Transfer of the Key Principal’s Controlling Interest in such intermediate entities or in the Borrower);
     (5) if Key Principal is an entity, (A) a Transfer of a Controlling Interest in Key Principal, or (B) a Transfer of a Controlling Interest in any entity which owns, directly or indirectly through one or more intermediate entities, a Controlling Interest in Key Principal;
     (6) if Borrower or Key Principal is a trust, the termination or revocation of such trust; unless the trust is terminated as a result of the death of an individual trustor, in which event Lender must be notified and such Borrower or Key Principal must be replaced with an individual or entity acceptable to Lender, in accordance with the provisions of Section 21(c) hereof, within 90 days of such death (provided however that no property inspection shall be required and a 1% transfer fee will not be charged);
     (7) if Key Principal is a natural person, the death of such individual; unless the Lender is notified and such individual is replaced with an individual or entity acceptable to

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 26
© 1998-2009 Fannie Mae

Lender, in accordance with the provisions of Section 21(c) hereof, within 90 days of such death (provided however that no property inspection shall be required and a 1% transfer fee will not be charged);
     (8) the merger, dissolution, liquidation, or consolidation of (i) Borrower, (ii) any Key Principal that is a legal entity, or (iii) any legal entity holding, directly or indirectly, a Controlling Interest in the Borrower or in any Key Principal that is an entity;
     (9) a conversion of Borrower from one type of legal entity into another type of legal entity (including the conversion of a general partnership into a limited partnership and the conversion of a limited partnership into a limited liability company), whether or not there is a Transfer; if such conversion results in a change in any assets, liabilities, legal rights or obligations of Borrower (or of Key Principal, guarantor, or any general partner of Borrower, as applicable), by operation of law or otherwise; and
     (10) a Transfer of the economic benefits or right to cash flows attributable to the ownership interests in Borrower and/or, if Key Principal is an entity, Key Principal, separate from the Transfer of the underlying ownership interests, unless the Transfer of the underlying ownership interests would otherwise not be prohibited by this Agreement
Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this Section 21.
     (b) The occurrence of any of the following events shall not constitute an Event of Default under this Instrument, notwithstanding any provision of Section 21(a) to the contrary:
     (1) a Transfer to which Lender has consented;
     (2) except as provided in Section 21(a)(6) and (7), a Transfer that occurs by devise, descent, pursuant to the provisions of a trust, or by operation of law upon the death of a natural person;
     (3) the grant of a leasehold interest in an individual dwelling unit for a term of two years or less not containing an option to purchase;
     (4) a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender;
     (5) the grant of an easement, servitude, or restrictive covenant if, before the grant, Lender determines that the easement, servitude, or restrictive covenant will not materially affect the operation or value of the Mortgaged Property or Lender’s interest in the

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 27
© 1998-2009 Fannie Mae

Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrower’s request;
     (6) the creation of a tax lien or a mechanic’s, materialman’s, or judgment lien against the Mortgaged Property which is bonded off, released of record, or otherwise remedied to Lender’s satisfaction within 45 days after Borrower has actual or constructive notice of the existence of such lien; and
     (7) the conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under this Instrument.
     (c) Lender shall consent to a Transfer that would otherwise violate this Section 21 if, prior to the Transfer, Borrower has satisfied each of the following requirements:
     (1) the submission to Lender of all information required by Lender to make the determination required by this Section 21(c);
     (2) the absence of any Event of Default;
     (3) the transferee meets all of the eligibility, credit, management, and other standards (including any standards with respect to previous relationships between Lender and the transferee and the organization of the transferee) customarily applied by Lender at the time of the proposed Transfer to the approval of borrowers in connection with the origination or purchase of similar mortgage finance structures on similar multifamily properties, unless partially waived by Lender in exchange for such additional conditions as Lender may require;
     (4) the Mortgaged Property, at the time of the proposed Transfer, meets all standards as to its physical condition that are customarily applied by Lender at the time of the proposed Transfer to the approval of properties in connection with the origination or purchase of similar mortgage finance structures on similar multifamily properties, unless partially waived by Lender in exchange for such additional conditions as Lender may require;
     (5) if transferor or any other person has obligations under any Loan Document, the execution by the transferee or one or more individuals or entities acceptable to Lender of an assumption agreement (including, if applicable, an Acknowledgement and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability) that is acceptable to Lender and that, among other things, requires the transferee to perform all obligations of transferor or such person set forth in such Loan Document, and may require that the transferee comply with any provisions of this Instrument or any other Loan Document which previously may have been waived by Lender;

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 28
© 1998-2009 Fannie Mae

     (6) if a guaranty has been executed and delivered in connection with the Note, this Instrument or any of the other Loan Documents, the Borrower causes one or more individuals or entities acceptable to Lender to execute and deliver to Lender a substitute guaranty in a form acceptable to Lender;
     (7) Lender’s receipt of all of the following:
(A) a non-refundable review fee in the amount of $3,000 and a transfer fee equal to 1 percent of the outstanding Indebtedness immediately prior to the Transfer; and
(B) Borrower’s reimbursement of all of Lender’s out-of-pocket costs (including reasonable attorneys’ fees) incurred in reviewing the Transfer request, to the extent such expenses exceed $3,000; and
     (8) Borrower has agreed to Lender’s conditions to approve such Transfer, which may include, but are not limited to (A) providing additional collateral, guaranties, or other credit support to mitigate any risks concerning the proposed transferee or the performance or condition of the Mortgaged Property, and (B) amending the Loan Documents to (i) delete any specially negotiated terms or provisions previously granted for the exclusive benefit of transferor and (ii) restore to original provisions of the standard Fannie Mae form multifamily loan documents, to the extent such provisions were previously modified.
     (d) For purposes of this Section, the following terms shall have the meanings set forth below:
     (1) “Initial Owners” means, with respect to Borrower or any other entity, the persons or entities who on the date of the Note, directly or indirectly, own in the aggregate 100% of the ownership interests in Borrower or that entity.
     (2) A Transfer of a “Controlling Interest” shall mean:
(A) with respect to any entity, the following:
     (i) if such entity is a general partnership or a joint venture, a Transfer of any general partnership interest or joint venture interest which would cause the Initial Owners to own less than 51% of all general partnership or joint venture interests in such entity;
     (ii) if such entity is a limited partnership, (A) a Transfer of any general partnership interest, or (B) a Transfer of any partnership interests which would cause the Initial Owners to own less than 51% of all limited partnership interests in such entity;

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 29
© 1998-2009 Fannie Mae

     (iii) if such entity is a limited liability company or a limited liability partnership, (A) a Transfer of any membership or other ownership interest which would cause the Initial Owners to own less than 51% of all membership or other ownership interests in such entity, (B) a Transfer of any membership, or other interest of a manager, in such entity that results in a change of manager, or (C) a change of the non-member manager;
     (iv) if such entity is a corporation (other than a Publicly-Held Corporation) with only one class of voting stock, a Transfer of any voting stock which would cause the Initial Owners to own less than 51% of voting stock in such corporation;
     (v) if such entity is a corporation (other than a Publicly-Held Corporation) with more than one class of voting stock, a Transfer of any voting stock which would cause the Initial Owners to own less than a sufficient number of shares of voting stock having the power to elect the majority of directors of such corporation; and
     (vi) if such entity is a trust (other than a Publicly-Held Trust), the removal, appointment or substitution of a trustee of such trust other than (A) in the case of a land trust, or (B) if the trustee of such trust after such removal, appointment, or substitution is a trustee identified in the trust agreement approved by Lender; and/or
     (B) any agreement (including provisions contained in the organizational and/or governing documents of Borrower or Key Principal) or Transfer not specified in clause (A), the effect of which, either immediately or after the passage of time or occurrence of a specified event or condition, including the failure of a specified event or condition to occur or be satisfied, would (i) cause a change in or replacement of the Person that controls the management and operations of the Borrower or Key Principal or (ii) limit or otherwise modify the extent of such Person’s control over the management and operations of Borrower or Key Principal.
     (3) “Publicly-Held Corporation” shall mean a corporation the outstanding voting stock of which is registered under Section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended.
     (4) “Publicly-Held Trust” shall mean a real estate investment trust the outstanding voting shares or beneficial interests of which are registered under Section 12 (b) or 12 (g) of the Securities Exchange Act of 1934, as amended.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 30
© 1998-2009 Fannie Mae

     (e) Lender shall be provided with written notice of all Transfers under this Section 21, whether or not such Transfers are permitted under Section 21(b) or approved by Lender under Section 21(c), no later than 10 days prior to the date of the Transfer.”
     22. EVENTS OF DEFAULT.
     The occurrence of any one or more of the following shall constitute an Event of Default under this Instrument:
     (a) any failure by Borrower to pay or deposit when due any amount required by the Note, this Instrument or any other Loan Document;
     (b) any failure by Borrower to maintain the insurance coverage required by Section 19;
     (c) any failure by Borrower to comply with the provisions of Section 33;
     (d) fraud or material misrepresentation or material omission by Borrower, or any of its officers, directors, trustees, general partners or managers, Key Principal or any guarantor in connection with (A) the application for or creation of the Indebtedness, (B) any financial statement, rent roll, or other report or information provided to Lender during the term of the Indebtedness, or (C) any request for Lender’s consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement;
     (e) any (i) Event of Default under Section 21 and/or (ii) occurrence of a Bankruptcy Event;
     (f) the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender’s reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Instrument or Lender’s interest in the Mortgaged Property;
     (g) any failure by Borrower to perform any of its obligations under this Instrument (other than those specified in Sections 22(a) through (f)), as and when required, which continues for a period of 30 days after notice of such failure by Lender to Borrower, but no such notice or grace period shall apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Instrument, result in harm to Lender, impairment of the Note or this Instrument or any other security given under any other Loan Document;
     (h) any failure by Borrower to perform any of its obligations as and when required under any Loan Document other than this Instrument which continues beyond the applicable cure period, if any, specified in that Loan Document; and

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 31
© 1998-2009 Fannie Mae

     (i) any exercise by the holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable.
     23. REMEDIES CUMULATIVE.
     Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.
     24. FORBEARANCE.
     (a) Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions: extend the time for payment of all or any part of the Indebtedness; reduce the payments due under this Instrument, the Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Instrument, the Note, or any other Loan Document; accept a renewal of the Note; modify the terms and time of payment of the Indebtedness; join in any extension or subordination agreement; release any Mortgaged Property; take or release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Instrument, the Note, or any other Loan Document.
     (b) Any forbearance by Lender in exercising any right or remedy under the Note, this Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any awards or proceeds under Sections 19 and 20 shall not operate to cure or waive any Event of Default.
     25. LOAN CHARGES.
     If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 32
© 1998-2009 Fannie Mae

of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.
     26. WAIVER OF STATUTE OF LIMITATIONS.
     Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any Loan Document.
     27. WAIVER OF MARSHALLING.
     Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Instrument, the Note, any other Loan Document or applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.
     28. FURTHER ASSURANCES.
     Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents.
     29. ESTOPPEL CERTIFICATE.
     Within 10 days after a request from Lender, Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any person designated by Lender, as of the date of such statement, (i) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (ii) the unpaid principal balance of the Note; (iii) the date to which interest under the Note has been paid; (iv) that Borrower is not in

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 33
© 1998-2009 Fannie Mae

default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Instrument or any of the other Loan Documents (or, if the Borrower is in default, describing such default in reasonable detail); (v) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and (vi) any additional facts requested by Lender.
     30. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.
     (a) This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the jurisdiction in which the Land is located (the “Property Jurisdiction”).
     (b) Borrower agrees that any controversy arising under or in relation to the Note, this Instrument, or any other Loan Document shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to the Note, any security for the Indebtedness, or any other Loan Document. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.
     31. NOTICE.
     (a) All notices, demands and other communications (“notice”) under or concerning this Instrument shall be in writing. Each notice shall be addressed to the intended recipient at its address set forth in this Instrument, and shall be deemed given on the earliest to occur of (1) the date when the notice is received by the addressee; (2) the first Business Day after the notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (3) the third Business Day after the notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. As used in this Section 31, the term “Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender is not open for business.
     (b) Any party to this Instrument may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 31. Each party agrees that it will not refuse or reject delivery of any notice given in accordance with this Section 31, that it will acknowledge, in writing, the receipt of any notice upon request by the other party and that any notice rejected or refused by it shall be deemed for purposes of this Section 31 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.
     (c) Any notice under the Note and any other Loan Document which does not specify how notices are to be given shall be given in accordance with this Section 31.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 34
© 1998-2009 Fannie Mae

     32. SALE OF NOTE; CHANGE IN SERVICER.
     The Note or a partial interest in the Note (together with this Instrument and the other Loan Documents) may be sold one or more times without prior notice to Borrower. A sale may result in a change of the Loan Servicer. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given notice of the change.
     33. SINGLE ASSET BORROWER.
     Until the Indebtedness is paid in full, Borrower (a) shall not acquire any real or personal property other than the Mortgaged Property and personal property related to the operation and maintenance of the Mortgaged Property; (b) shall not operate any business other than the management and operation of the Mortgaged Property; and (c) shall not maintain its assets in a way difficult to segregate and identify.
     34. SUCCESSORS AND ASSIGNS BOUND.
     This Instrument shall bind, and the rights granted by this Instrument shall inure to, the respective successors and assigns of Lender and Borrower. However, a Transfer not permitted by Section 21 shall be an Event of Default.
     35. JOINT AND SEVERAL LIABILITY.
     If more than one person or entity signs this Instrument as Borrower, the obligations of such persons and entities shall be joint and several.
     36. RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY.
     (a) The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Instrument shall create any other relationship between Lender and Borrower.
     (b) No creditor of any party to this Instrument and no other person shall be a third party beneficiary of this Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (1) any arrangement (a “Servicing Arrangement”) between the Lender and any Loan Servicer for loss sharing or interim advancement of funds shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (2) Borrower shall not be a third party beneficiary of any Servicing Arrangement, and (3) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 35
© 1998-2009 Fannie Mae

     37. SEVERABILITY; AMENDMENTS.
     The invalidity or unenforceability of any provision of this Instrument shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument. This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought.
     38. CONSTRUCTION.
     The captions and headings of the sections of this Instrument are for convenience only and shall be disregarded in construing this Instrument. Any reference in this Instrument to an “Exhibit” or a “Section” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Instrument or to a Section of this Instrument. All Exhibits attached to or referred to in this Instrument are incorporated by reference into this Instrument. Any reference in this Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Agreement includes the plural and use of the plural includes the singular. As used in this Instrument, the term “including” means “including, but not limited to.”
     39. LOAN SERVICING.
     All actions regarding the servicing of the loan evidenced by the Note, including the collection of payments, the giving and receipt of notice, inspections of the Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives notice to the contrary. If Borrower receives conflicting notices regarding the identity of the Loan Servicer or any other subject, any such notice from Lender shall govern.
     40. DISCLOSURE OF INFORMATION.
     Lender may furnish information regarding Borrower or the Mortgaged Property to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Indebtedness, including trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans. Borrower irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including any right of privacy.
     41. NO CHANGE IN FACTS OR CIRCUMSTANCES.
     All information in the application for the loan submitted to Lender (the “Loan Application”) and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 36
© 1998-2009 Fannie Mae

     42. SUBROGATION.
     If, and to the extent that, the proceeds of the loan evidenced by the Note are used to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a “Prior Lien”), such loan proceeds shall be deemed to have been advanced by Lender at Borrower’s request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.
     43. ACCELERATION; REMEDIES.
     At any time during the existence of an Event of Default, Lender, at Lender’s option, may declare the Indebtedness to be immediately due and payable without further demand, and may enforce the lien of this Instrument by judicial proceeding and may invoke any one or more other remedies permitted by applicable law or provided in this Instrument or in any other Loan Document. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including attorneys’ fees, costs of documentary evidence, abstracts and title reports.
     44. RELEASE.
     Upon payment of the Indebtedness, Lender shall release this Instrument. Borrower shall pay Lender’s reasonable costs incurred in releasing this Instrument.
     45. WAIVER OF HOMESTEAD.
     Borrower waives all right of homestead exemption in the Mortgaged Property.
     46. WAIVER OF CERTAIN OTHER LAWS.
     Borrower further waives the benefit of all laws now existing or that hereafter may be enacted (a) providing for any appraisement before sale of any portion of the Mortgaged Property, and (b) extending in any way the time of enforcement of the collection of the Note or the Indebtedness or creating or extending beyond any statutory time a period of redemption from any sale made in collecting the Indebtedness. To the full extent Borrower may do so, Borrower agrees that Borrower will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for appraisement, valuation, stay, extension or redemption, and Borrower, for Borrower, and its representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Indebtedness in the event of foreclosure of the lien created by this Instrument.

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 37
© 1998-2009 Fannie Mae

     47. FUTURE ADVANCES.
     Upon request of Borrower, Lender, at Lender’s sole option and discretion prior to discharge of this Instrument, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Instrument regardless of whether the advance is designated as being secured hereby. At no time shall the principal amount of the Indebtedness, not including sums advanced in accordance with this Instrument to protect the security of this Instrument, exceed 200% of the original principal amount of the Note. The preceding sentence shall not limit the amount secured by this Instrument if such amount is increased by accrued interest, advances made by Lender pursuant to Section 12 to protect the security or costs of collection and foreclosure.
     48. WAIVER OF TRIAL BY JURY.
     BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.
     ATTACHED EXHIBITS. The following Exhibits are attached to this Instrument:

[X]	Exhibit A	Description of the Land (required).

[X]	Exhibit B-1	Modifications to Instrument (Tax Credit Rider)

[X]	Exhibit B-2	Modifications to Instrument (Non-Standard Modifications)
[CONTINUED ON FOLLOWING PAGE]

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 38
© 1998-2009 Fannie Mae

     IN WITNESS WHEREOF, Borrower has signed and delivered this Instrument or has caused this Instrument to be signed and delivered by its duly authorized representative.

SIR ARBOR POINTE, LLC,
a Delaware limited liability company

By:	Steadfast Income Advisor, LLC,
a Delaware limited liability company,
Its:	Manager

	By:	/s/ Ana Marie del Rio
	Name:	Ana Marie del Rio
	Title:	Secretary

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 39
© 1998-2009 Fannie Mae

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF ORANGE	)
     On April 29th, 2011 before me Debra A. Parks, a Notary Public, personally appeared Ana Marie del Rio, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
     I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.

/s/ Debra A. Parks
Notary Public
[Seal]

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09
© 1998-2009 Fannie Mae

KEY PRINCIPAL
Key Principal

Name:	Steadfast Income REIT, Inc.

Address:	181 Von Karman Avenue, Suite 500 Irvine, California 92312

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page 40
© 1998-2009 Fannie Mae

EXHIBIT A
DESCRIPTION OF THE LAND
Real property located in the County of Jefferson, Commonwealth of Kentucky, described as follows:
Being all of Residual Tract “13R” as shown on approved Minor Subdivision Plat bearing Docket #126-93 attached to and made a part of instrument recorded in Deed Book 6330, page 761, in the Office of the Clerk of Jefferson County, Kentucky.
Being the same property conveyed to Arbor Pointe Limited Partnership, an Ohio limited partnership, by Deed dated December 7, 1993, recorded in Book 6391, Page 693, in the Office of the Clerk of Jefferson County, Kentucky.
Tax Parcel No. 22-0038-0770-0000

FANNIE MAE MULTIFAMILY SECURITY INSTRUMENT – KENTUCKY	Form 4018 06/09 Page A-1
© 1998-2009 Fannie Mae

EXHIBIT B-1
MODIFICATIONS TO INSTRUMENT
(Tax Credit Properties)
The following sections are added to the text of the Instrument that precedes this Exhibit:
     49. EXTENDED LOW-INCOME HOUSING COMMITMENT. Lender agrees that the lien of this Instrument shall be subordinate to any extended low-income housing commitment (as such term is defined in Section 42(h)(6)(B) of the Internal Revenue Code) (the “Extended Use Agreement”) recorded against the Mortgaged Property; provided that such Extended Use Agreement, by its terms, must terminate upon foreclosure under this Instrument or upon a transfer of the Mortgaged Property by instrument in lieu of foreclosure, in accordance with Section 42(h)(6)(E) of the Internal Revenue Code.
     50. ANNUAL LIHTC REPORTING REQUIREMENTS. Borrower must submit to Lender, each year at the time of annual submission of Borrower’s financial analysis of operations, a copy of the following sections of Borrower’s federal tax return (if such sections are required to be filed): Internal Revenue Forms 1065, 8586, 8609 and Form 8609, Schedule A, which must reflect the total low-income housing tax credits (“LIHTCs”) allocated to the Mortgaged Property and the LIHTCs claimed for the Mortgaged Property in the preceding year.
     51. CROSS-DEFAULT. Borrower acknowledges and agrees that any default, event of default, or breach (however such terms may be defined) after the expiration of any applicable notice and/or cure periods under the Extended Use Agreement shall be an Event of Default under this Instrument and that any costs, damages or other amounts, including reasonable attorney’s fees incurred by the Lender as a result of such an Event of Default by Borrower, including amounts paid to cure any default or event of default, under the Extended Use Agreement shall be an obligation of Borrower and become a part of the Indebtedness secured by this Instrument.
     52. ANNUAL COMPLIANCE. Borrower shall submit to Lender on an annual basis, evidence that the Mortgaged Property is in ongoing compliance with all income, occupancy and rent restrictions under the Extended Use Agreement relating to the Mortgaged Property. Such submissions shall be made contemporaneously with Borrower’s reports required to be made to the regulator under the Extended Use Agreement.”
[CONTINUED ON FOLLOWING PAGE]

Tax Credit Modifications to Instrument	Form 4065 04/00 Page B-1-1
© 1997-2000 Fannie Mae

EXHIBIT B-1
2. All capitalized terms used in this Exhibit not specifically defined herein shall have the meanings set forth in the text of the Instrument that precedes this Exhibit.
BORROWER’S INITIALS: /s/ Ana Marie del Rio

Tax Credit Modifications to Instrument	Form 4065 04/00 Signature Page
© 1997-2000 Fannie Mae

EXHIBIT B-2
MODIFICATIONS TO INSTRUMENT
(Non-Standard Modifications)
         The following modifications are made to the text of the Instrument that precedes this Exhibit:
1.	The fourth paragraph on page 1 of Instrument is amended and restated in its entirety as follows:
“Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to mortgage, grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is not encumbered by any Lien (as defined in Section 16 of this Security Instrument) other than Permitted Encumbrances (as defined below). Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands other than the Permitted Encumbrances. “Permitted Encumbrances” shall mean the easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy issued to Lender contemporaneously with the execution and recordation of this Instrument and insuring Lender’s interest in the Mortgaged Property.”
2.	Section 1(s)(15) is amended by adding the following text at the end thereof:
“, excluding therefrom, however, the names “SIR” and “Steadfast” (or any derivation of either such name) and/or trademark rights associated with such names or derivations thereof.”
3.	Section 1(z) is amended and restated in its entirety as follows:
“(z) “Transfer” means (A) a sale, assignment, transfer, or other disposition (whether voluntary, involuntary or by operation of law (other than a condemnation, which is governed by Section 20 below)); (B) the grant, creation, or attachment of a lien, encumbrance, or security interest (whether voluntary, involuntary or by operation of law); (C) the issuance or other creation of a direct or indirect ownership interest; or (D) the withdrawal, retirement, removal or involuntary resignation of any owner or manager of a legal entity.”
4.	Section 3(b) is amended and restated in its entirety as follows:

Non-Standard Rider to Mortgage	Exhibit B-2	Page B-2-1

“(b) During the continuance of an Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender, and Borrower shall, upon (i) Borrower’s receipt of any Rents from any sources (including, but not limited to subsidy payments under any Housing Assistance Payments Contract), and (ii) such direction from Lender, pay the total amount of such receipts to the Lender. However, until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Instrument. During the continuance of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower’s license to collect Rents shall automatically terminate and Lender shall without notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid. Upon the direction of Lender during the continuance of an Event of Default, Borrower shall pay to Lender upon demand all Rents actually received by Borrower or its agent to which Lender is entitled. At any time on or after the date of Lender’s demand for Rents, Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender, no tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower shall not interfere with and shall cooperate with Lender’s collection of such Rents.”
5.	The third sentence of Section 3(e) is amended by adding the following text at the beginning thereof:
“Except to the extent caused by the gross negligence or willful misconduct of Lender.”

Non-Standard Rider to Mortgage	Exhibit B-2	Page B-2-2

6.	The second sentence of Section 4(b) is amended by deleting the words “Upon the occurrence” at the beginning of said sentence and replacing them with the words “During the continuance”.

7.	The second sentence of Section 4(c) is amended by adding the following text at the beginning thereof:
“Except to the extent caused by the gross negligence or willful misconduct of Lender,”
8.	The first sentence of Section 4(d) is amended by deleting the words “Upon the occurrence” at the beginning of said sentence and replacing them with the words “During the continuance”.

9.	Section 13 is amended and restated in its entirety as follows:
“Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time upon prior written notice, except in the event of an emergency in which event such entry may occur at any time and without prior written notice.”
10.	The last sentence of Section 14(a) is amended and restated in its entirety as follows:
“The books, records, contracts, Leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender upon prior written notice.”
11.	The following text is hereby added as a new paragraph immediately following Section 14(b)(7) and immediately preceding Section 14(c):
“Notwithstanding the foregoing, with respect to any item in this subsection 14(b) that Lender may request at any time or from time to time, Lender agrees that, provided no Event of Default exists, it shall not request such item more frequently than quarterly. Additionally, Lender hereby agrees that, for so long as Key Principal is a regulated public company, nothing herein or in any other Loan Document shall be deemed to require Borrower or Key Principal to deliver any information in violation of applicable law or any non-public information unless Lender has provided a customary non-disclosure agreement.”
12.	Section 14(c) is amended and restated in its entirety as follows:

Non-Standard Rider to Mortgage	Exhibit B-2	Page B-2-3

“(c) Each of the statements, schedules and reports required by Section 14(b) shall be certified to be complete and accurate in all material respects as of the date made by an individual having authority to bind Borrower, and shall be in such form and contain such detail as Lender may reasonably require. Lender also may require that any statements, schedules or reports be audited at Borrower’s expense by independent certified public accountants acceptable to Lender if an Event of Default exists or Lender otherwise has a reasonable basis to believe that such audit is necessary for an accurate assessment of the financial information provided.”
13.	Section 14(d) is amended and restated in its entirety as follows:
“(d) If Borrower fails to provide in a timely manner the statements, schedules and reports required by Section 14(b) after written notice to Borrower and a reasonable amount of time thereafter to cure as determined by Lender in its sole discretion (unless an Event of Default shall then exist, in which event no such notice and cure period shall be required or provided), Lender shall have the right to have Borrower’s books and records audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in Section 12.”
14.	Section 17(a) is amended and restated in its entirety as follows:
“(a) Borrower (1) shall not commit waste or permit impairment or deterioration of the Mortgaged Property except for ordinary and reasonable wear and tear, (2) shall not abandon the Mortgaged Property, (3) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition as of the date of this Instrument, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair, unless Lender has elected to apply such proceeds to the Indebtedness in which event Borrower’s failure to make the restoration and/or repair(s) related to such insurance and/or condemnation proceeds shall not constitute a violation of the requirements of this Section 17(a), (4) shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality, (5) shall provide for professional management of the Mortgaged Property by a residential rental property manager satisfactory to Lender under a contract approved by Lender in writing, and (6) shall give notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Instrument. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property except in connection with the replacement of tangible Personalty and making individual apartment units within the Mortgaged Property ready for occupancy by new tenants.”

Non-Standard Rider to Mortgage	Exhibit B-2	Page B-2-4

15.	Section 18(e)(3) is amended and restated in its entirety as follows:
“(3) except to the extent previously disclosed by Borrower to Lender in writing, the Mortgaged Property does not now contain any underground storage tanks, and, to the best of Borrower’s knowledge after reasonable and diligent inquiry, the Mortgaged Property has not contained any underground storage tanks in the past which have not been removed and remediated in accordance with all applicable Hazardous Materials Laws. If there is an underground storage tank located on the Property which has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws;”
16.	Section 18(e)(5) is amended and restated in its entirety as follows:
“(5) to the best of Borrower’s knowledge after reasonable and diligent inquiry, no event has occurred with respect to the Mortgaged Property that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit;”
17.	The third sentence of Section 18(g) is amended and restated in its entirety as follows:
“The results of all Environmental Inspections made by Lender shall at all times remain the property of Lender and Lender shall have no obligation to disclose or otherwise make available to Borrower or any other party such results or any other information obtained by Lender in connection with its Environmental Inspections unless Borrower paid or reimbursed Lender for such Environmental Inspection and no Event of Default has occurred and is continuing.”
18.	Section 18(j) is amended and restated in its entirety as follows:
“Borrower shall indemnify, hold harmless and defend (i) Lender, (ii) any prior owner or holder of the Note, (iii) the Loan Servicer, (iv) any prior Loan Servicer, (v) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (vi) the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, the “Indemnitees”) from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including fees and out-of-pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following; provided, however, that nothing in this Section 18(j) shall require Borrower to indemnify any Indemnitee for such costs or claims to the extent caused by the gross negligence or willful misconduct of such Indemnitee.”

Non-Standard Rider to Mortgage	Exhibit B-2	Page B-2-5

19.	Section 18(m) is amended and restated in its entirety as follows:
“Lender agrees that the indemnity under this Section 18 shall be limited to the assets of Borrower and Lender shall not seek to recover any deficiency from any natural persons who are general partners or members or managers of Borrower.”
20.	The following text is added as a new Section 21(a)(11):
“Lender acknowledges and agrees that (i) as of the date hereof, Key Principal is a non-traded public real estate investment company which is not currently a Publicly-Held Trust but is expected to become a Publicly-Held Trust during the term of the Loan, and (ii) neither (x) the registration of the outstanding voting shares or beneficial interests of Key Principal under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, nor (y) the sale or transfer of shares in Key Principal (provided that Key Principal continues to be a non-traded public real estate investment company or a Publicly-Held Trust), nor (z) the conversion of Key Principal from a non-traded public real estate investment company to a traded public real estate investment company, shall be considered a Transfer or shall constitute a default or Event of Default, and no fees under Section 21(c)(7) below or otherwise shall be due or payable to Lender in connection therewith.”
21.	The following text is added as a new Section 21(b)(8):
“any Transfer of shares of a non-traded public real estate investment company or Publicly-Held Trust.”
22.	Section 21(c)(7)(A) is amended and restated in its entirety as follows:
“(A) a non-refundable review fee in the amount of $3,000 and a transfer fee equal to 1 percent of the outstanding Indebtedness immediately prior to the Transfer (provided, however, that such 1 percent fee shall not be due in connection with a merger or consolidation of Key Principal with another public real estate investment company); and”
23.	Section 21(d)(2)(B) is amended and restated in its entirety as follows (to delete all references therein to the Key Principal):
“(B) any agreement (including provisions contained in the organizational and/or governing documents of Borrower) or Transfer not specified in clause (A), the effect of which, either immediately or after the passage of time or occurrence of a specified event or condition, including the failure of a specified event or condition to occur or be satisfied, would (i) cause a change in or replacement of the Person that controls

Non-Standard Rider to Mortgage	Exhibit B-2	Page B-2-6

the management and operations of the Borrower or (ii) limit or otherwise modify the extent of such Person’s control over the management and operations of Borrower.”
24.	Section 21(e) is amended and restated in its entirety as follows:
“(e) Lender shall be provided with written notice of all Transfers under this Section 21, whether or not such Transfers are permitted under Section 21(b) or approved by Lender under Section 21(c), no later than 10 days prior to the date of the Transfer; provided, however that such prior written notice shall not be required for any involuntary Transfer, it being understood and agreed that Borrower may provide written notice of any involuntary Transfer promptly after becoming aware thereof.”
25.	Section 22(f) is amended and restated in its entirety as follows:
“(f) the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender’s reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Instrument or Lender’s interest in the Mortgaged Property, and such action or proceeding is not dismissed or otherwise bonded over or insured in a manner reasonably acceptable to Lender within thirty (30) days of commencement; provided, however, that no such notice or grace period shall apply in the case of any such failure which could, in Lender’s sole and absolute judgment, absent immediate exercise by Lender of a right or remedy under this Instrument, result in harm to Lender, impairment of the Note or this Instrument or any other security given under any other Loan Document;”
26.	Section 22(g) is amended and restated in its entirety as follows:
“(g) any failure by Borrower to perform any of its obligations under this Instrument (other than those specified in Sections 22(a) through (f)), as and when required, which continues for a period of 30 days after notice of such failure by Lender to Borrower, but no such notice or grace period shall apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Instrument, result in harm to Lender, impairment of the Note or this Instrument or any other security given under any other Loan Document; further provided, however, that the 30-day grace period noted above (to the extent applicable) may be extended by 60 additional days (for a total grace period of 90 days) if (i) Borrower requests such extension in writing, (ii) Lender determines, in its sole discretion, that the nature of such default reasonably requires such additional time to cure, and (iii) Borrower has diligently commenced to cure such default during the 30-day grace period noted above and diligently pursues such cure at all times thereafter;”
27.	The following text is added as a new Section 31(d):

Non-Standard Rider to Mortgage	Exhibit B-2	Page B-2-7

“(d) Lender shall endeavor to give Borrower’s counsel a courtesy copy of any notice given to Borrower by Lender, at the address set forth below; provided, however, failure to provide such courtesy copy notice shall not affect the validity or sufficiency of any notice to Borrower, shall not affect Lender’s rights and remedies hereunder or under any other Loan Documents, nor subject Lender to any claims by or liability to Borrower.
Katten Muchin Rosenman LLP
2900 K Street NW, Suite 200
Washington, D.C. 2007
Attn: Virginia A. Davis”
28.	Section 41 is amended and restated in its entirety as follows:
“All information in the application for the loan submitted to Lender (the “Loan Application”) and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects in each case as of the date thereof. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.”
[CONTINUED ON FOLLOWING PAGE]

Non-Standard Rider to Mortgage	Exhibit B-2	Page B-2-8

29.	All capitalized terms used in this Exhibit not specifically defined herein shall have the meanings set forth in the text of the Instrument that precedes this Exhibit.

BORROWER’S INITIALS:

/s/ Ana Marie del Rio

Non-Standard Rider to Mortgage	Exhibit B-2	Signature Page